                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  -------------


              FLEETBOSTON                             FLEET CAPITAL
         FINANCIAL CORPORATION                          TRUST VII
       (Exact name of registrant                (Exact name of registrant
      as specified in its charter)         as specified in its certificate of
              RHODE ISLAND                               trust)
      (State or other jurisdiction                      DELAWARE
   of incorporation or organization)          (State or other jurisdiction
               05-0341324                   of incorporation or organization)
(I.R.S. employer identification number)                04-6861971
                                         (I.R.S. employer identification number)

                                  -------------

                               100 Federal Street
                           Boston, Massachusetts 02110
          (Address of principal executive offices, including zip code)
                                  -------------


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:    333-36444
                                                                               -----------------
                                                                               (If applicable)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

           Title of Each Class                 Name of Each Exchange on Which
           to be so Registered                 Each Class is to be Registered
           -------------------             --------------------------------------
Capital Securities of Fleet Capital             New York Stock Exchange, Inc.
Trust VII (and the Guarantee
by FleetBoston Financial Corporation with
respect thereto)

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            The class of securities to be registered hereby consists of the 7.20% Capital Securities (the "Preferred Securities"), representing undivided beneficial ownership interests in the assets of Fleet Capital Trust VII, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), together with the Preferred Securities Guarantee by FleetBoston Financial Corporation, a Rhode Island corporation, in favor of the holders of the Preferred Securities.

      For a description of the Preferred Securities, reference is made to the information set forth under the headings "Description of the Preferred Securities" and "Description of the Preferred Securities Guarantees" in the Registration Statement on Form S-3 (Registration No. 333-36444) filed with the Securities and Exchange Commission (the "Commission") on May 5, 2000, as amended by Amendment No. 1 thereto filed with the Commission on May 26, 2000 (the "Registration Statement"), which description is incorporated herein by reference. Definitive copies of the prospectus describing the terms of the Preferred Securities have been filed pursuant to Rule 424(b) under the Securities Act and are incorporated herein by reference.

ITEM 2.     EXHIBITS.
2.1         Certificate of Trust of Fleet Capital Trust VII, as amended by First
            Amendment to Certificate of Trust of Fleet Capital Trust VII
            (referenced in Exhibit 4(q)(ii) to the Registration Statement, and incorporated by reference to Exhibit 4(a)(vii) to Registration
            Statement No. 333-48043 and Exhibit 4(t)(ii) to Registration
            Statement No. 333-86829).

2.2         Declaration of Trust of Fleet Capital Trust VII, as amended by First
            Amendment to Declaration of Trust of Fleet Capital Trust VII
            (referenced in Exhibit 4(r)(ii) to the Registration Statement, and incorporated by reference to Exhibit 4(b)(vi) to Registration
            Statement No. 333-48043 and Exhibit 4(u)(ii) to Registration
            Statement No. 333-86829).

2.3         Amended and Restated Declaration of Trust, dated as of September 17,
            2001, among FleetBoston Financial Corporation, as sponsor, The Bank of New York (Delaware), as Delaware Trustee, and The Bank of New
            York, as Institutional Trustee, the Regular Trustees named therein and the holders, from time to time, of the undivided beneficial ownership interests in the assets of Fleet Capital Trust VII.

2.4         Indenture, dated as of June 30, 2000, between FleetBoston Financial
            Corporation and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4(b) to FleetBoston Financial Corporation's
            Current Report on Form 8-K dated June 30, 2000).

2.5         First Supplemental Indenture, dated as of June 30, 2000, between
            FleetBoston Financial Corporation and The Bank of New York, as
            Trustee (incorporated by reference to Exhibit 4(c) to FleetBoston
            Financial Corporation's Current Report on Form 8-K dated June 30,
            2000).

2.6 Second Supplemental Indenture, dated as of September 17, 2001, between FleetBoston Financial Corporation and The Bank of New York, as Trustee.

2.7   Form of Preferred Security (included in Exhibit 2.3).

2.8   Form of Junior Subordinated Debenture (included in Exhibit 2.6).

2.9 Preferred Securities Guarantee, dated as of September 17, 2001, between FleetBoston Financial Corporation, as Guarantor, and The
            Bank of New York, as Trustee.

                                   SIGNATURES

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.


Dated:  September 20, 2001               FLEET CAPITAL TRUST VII



                                         By:          /s/ JOHN R. RODEHORST
                                              --------------------------------
                                              Name:   John R. Rodehorst
                                              Title:  Regular Trustee


                                         FLEETBOSTON FINANCIAL CORPORATION



                                         By:          /s/ JOHN R. RODEHORST
                                             ---------------------------------
                                             Name:    John R. Rodehorst
                                             Title:   Assistant Treasurer